Exhibit 10.3

SECOND AMENDMENT TO KEY POSITION AGREEMENT

WHEREAS, Paul R. Garcia (“Executive”), a resident of the state of Georgia, and Global Payments Inc. (the “Company”), a Georgia corporation, are parties to a Key Position Agreement dated January 6, 2010, which was subsequently amended on October 1, 2013 (the “Agreement”); and

WHEREAS, the parties now desire to further amend certain of the terms of the Agreement;

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants and conditions contained herein, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties hereto acknowledge that the Agreement is hereby amended as follows:

1. Section 3(d) of the Agreement is hereby deleted in its entirety and replaced with the following:

“(d) Performance-Based Incentive Awards. As of the Key Position Retirement Date, any performance-based incentive awards held by Executive as of the Key Position Retirement Date shall vest at the target level and Company shall deliver to Executive fully vested Company common stock equal to the number of shares that would have been awarded assuming the performance goals had been reached at target levels, which shares shall be delivered to Executive within sixty (60) days after the Key Position Retirement Data. Any shares of Company stock acquired upon the settlement of such performance awards shall be subject to Stock Retention Requirements.”

Except as modified hereby, the terms and conditions of the Agreement shall remain in full force and effect; provided, however, that if any term or condition of the Agreement conflicts with or is inconsistent with any term or condition of this Amendment, such terms and conditions hereof shall prevail and be controlling.

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective officers duly authorized as of the 6th day of June, 2014.

GLOBAL PAYMENTS INC.	EXECUTIVE

By: /s/ David L. Green	/s/ Paul R. Garcia
Name: David L. Green	Paul R. Garcia
Title: EVP and General Counsel